SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
      August 11, 2000 (June 1, 2000)


                           VERSATECH, INC.
        (Exact name of registrant as specified in its charter)

Nevada                    033-91240            88-0330263
(State of incorporation   (Commission        (IRS Employer
or organization)           File Number)      Identification No.)

300 Keystone Street, Hawley, PA                   18428
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:(570) 226-8515

Item 4.   Change in Registrant's Certifying Accountants
-------   ---------------------------------------------

     (a) On June 1, 2000, Versatech, Inc.'s (the "Company") independent auditing firm, Crouch Bierwolf & Chisholm ("CBC"), split into two accounting firms. Prior to this split, the accounting partner at CBC in charge of the Company's audits was Todd Chisholm. Mr. Chisholm created the firm Chisholm & Associates ("C&A"), at which Mr. Chisholm is the accounting partner for the Company's audits. Mr. Chisholm uses the same accounting staff at C&A for the Company's audits that he used at CBC. The Company's board of directors approved the change from the auditing firm of CBC to the auditing firm of C&A, as of June 1, 2000.

     (b) There were no disagreements with CBC during the audits of the Company's financial statements for the fiscal years ended December 31, 1999 and December 31, 1998 and any subsequent interim period preceding the change on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which would have caused the accountants to make reference to the subject matter of disagreement in the audit report if the disagreement had not been resolved to the accountant's satisfaction.

     (c) During the two most recent fiscal years and through the present, CBC's reports did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

     (d) A letter by CBC addressed to the Securities and Exchange Commission is included as Exhibit 16 to this Form 8-K.
Such letter states that CBC agrees with the statements made by the Company in this Item 4.

Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

     (c)  Exhibits:

     Number      Description
     ------      -----------

     16          Letter from Crouch Bierwolf Chisholm to the
                 Securities and Exchange Commission included herein pursuant to the requirements of Item
                 304(a) of Regulation S-B.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


VERSATECH, INC.



August 14, 2000
Date


By: /s/ MICHAEL J. DAILY
        Michael J. Daily
        Chief Executive Officer and duly authorized officer